SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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ANWORTH MORTGAGE ASSET CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 21, 2006

Dear Stockholder:

Our annual meeting of stockholders will be held at the principal offices of our company located at 1299 Ocean Avenue, Suite 250, Santa Monica, California, at 10:00 a.m. on Friday, May 26, 2006. The formal meeting notice and our proxy statement for the meeting are attached.

Each of the proposals to be presented at the annual meeting are described in the accompanying proxy statement. We urge you to carefully review the proxy statement which discusses each of the proposals in more detail.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning your completed proxy will ensure your representation at the annual meeting.

We look forward to seeing you on May 26.

Sincerely,

Lloyd McAdams

Chairman and Chief Executive Officer

ANWORTH MORTGAGE ASSET CORPORATION

1299 Ocean Avenue, Suite 250

Santa Monica, California 90401

(310) 255-4493

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 26, 2006

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Anworth Mortgage Asset Corporation, a Maryland corporation, will be held on Friday, May 26, 2006 at 10:00 a.m. at our principal offices located at 1299 Ocean Avenue, Suite 250, Santa Monica, California 90401 for the following purposes:

1.	To elect six directors to serve for the ensuing year or until their successors are duly elected and qualified;

2.	To ratify the appointment of BDO Seidman, LLP as our independent registered certified public accounting firm for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

Our board of directors recommends that you vote for each of the proposals. Stockholders of record at the close of business on April 13, 2006 are entitled to vote at the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. To ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

Sincerely,

Thad M. Brown

Secretary

Santa Monica, California

April 21, 2006

ANWORTH MORTGAGE ASSET CORPORATION

1299 Ocean Avenue, Suite 250

Santa Monica, California 90401

(310) 255-4493

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 26, 2006

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement contains information related to the annual meeting of Anworth Mortgage Asset Corporation, which will be held on Friday, May 26, 2006 at the principal offices of our company located at 1299 Ocean Avenue, Suite 250, Santa Monica, California 90401, or at any adjournment or postponement thereof.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•	The election of six directors to our board of directors, or the board;

•	The ratification of the appointment of BDO Seidman, LLP as our independent registered certified public accounting firm for the fiscal year ending December 31, 2006; and

•	Such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

We sent you these proxy materials because the board is requesting that you allow your shares to be represented at the meeting by the proxyholders named in the enclosed proxy card. This proxy statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission, or SEC, and that is designed to assist you in voting your shares. On April 21, 2006, we began mailing these proxy materials to all stockholders of record at the close of business on April 13, 2006.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock at the close of business on April 13, 2006 are entitled to vote at the annual meeting. As of April 13, 2006, there were 45,367,271 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the annual meeting.

Your vote is important. Stockholders can vote in person at the annual meeting or by proxy. If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the other proposals.

What votes are needed to hold the annual meeting?

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the meeting who will determine whether or not a quorum is present. For purposes of determining whether a quorum is present, abstentions and broker non-votes are counted as present.

How does the board recommend that I vote on the proposals?

If no instructions are indicated on your valid proxy, the proxyholders will vote in accordance with the recommendations of the board. The board recommends a vote:

•	“FOR” each of the nominees for director listed in this proxy statement;

•	“FOR” the ratification of BDO Seidman, LLP as our independent registered certified public accounting firm for the fiscal year ending December 31, 2006.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the proxyholders will vote as recommended by the board, or if no recommendation is given, in their own discretion.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should contact your broker and ask what directions your broker will need from you. Your broker will not be able to vote your shares without instructions from you.

Can I change my vote after I have mailed my signed proxy card?

There are three ways in which you can change your vote before your proxy is voted at the annual meeting. First, you can send our secretary a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the annual meeting and vote in person. Your attendance at the annual meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

What vote is required to approve each proposal?

The directors receiving the most votes at a meeting at which a quorum is present will be elected. The affirmative vote of a majority of all votes cast on the matter at a meeting at which a quorum is present is necessary to ratify the appointment of BDO Seidman, LLP as our independent registered certified public accounting firm and to approve any other proposals to be brought before the annual meeting.

What is the effect of abstentions and broker non-votes?

Abstentions will not be counted as votes cast and will have no effect on the result of the vote. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The board consists of six members, four of whom are independent within our director independence standards, which are consistent with the director independence standards of the New York Stock Exchange, or NYSE. Consequently, at the annual meeting, a total of six directors will be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified.

Unless otherwise instructed, the proxyholders will vote the proxies received by them for the six nominees named below. If any of our nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxyholders.

Information Regarding Nominees for Director

Biographical summaries and ages as of the date hereof of individuals nominated by the board for election as directors are provided below:

Lloyd McAdams, age 60, has been our Chairman of the Board, President and Chief Executive Officer since our formation in 1997. Mr. McAdams served in those capacities at Anworth Mortgage Advisory Corporation, our management company, from its formation in 1997 until its merger with our company in June 2002. Mr. McAdams has also served as Chairman of the Board of Belvedere Trust Mortgage Corporation, or Belvedere Trust, and Chairman of the Board and Chief Executive Officer of its management company, BT Management Company, L.L.C., or BT Management, since their formation in November 2003. Mr. McAdams is also the Chairman of the Board, Chief Investment Officer and co-founder of Pacific Income Advisers, Inc., or PIA, an investment advisory firm organized in 1986 that manages portfolios for institutional and individual clients. Mr. McAdams is also the Chairman of Syndicated Capital, Inc., a registered broker-dealer. Mr. McAdams holds a Bachelor of Science in Statistics from Stanford University and a Masters in Business Administration from the University of Tennessee. Mr. McAdams is a Chartered Financial Analyst charterholder and a Certified Employee Benefit Specialist.

*Lee A. Ault, III, age 69, has been a director of our company since August 2002. Since 1999, Mr. Ault has served as Chairman of the Board of In-Q-Tel, Inc., a technology venture company. Mr. Ault also serves as Chairman of the Board of American Funds Insurance Series since November 2005. From 1968 until 1992, he was Chief Executive Officer of Telecredit, Inc., a payment services company. He also served as President of Telecredit, Inc. from 1968 until 1983 and as Chairman of the Board from 1983 until 1992. Mr. Ault also serves as a director of Office Depot, Inc.

*Charles H. Black, age 79, has been a director of our company since its formation. Since 1985, Mr. Black has been a private investor and financial consultant. From 1985 to 1987, he served as Vice Chairman and Director of Pertron Controls Corporation. From 1982 to 1985, Mr. Black served as the Executive Vice President, Director, Chief Financial Officer and Chairman of Investment Committee for Kaiser Steel Corporation. From 1980 to 1982, Mr. Black served as Executive Vice President and Chief Financial Officer of Great Western Financial Corporation. From 1957 to 1980, Mr. Black served at Litton Industries, where he ultimately held the position of Corporate Vice President and Treasurer. Mr. Black serves as an advisory director of Windsor Capital Group, Inc. and Jet Fleet International Inc.

*Joe E. Davis, age 71, has been a director of our company since its formation. Since 1982, Mr. Davis has been a private investor. From 1974 to 1982, Mr. Davis served as President and Chief Executive Officer of

National Health Enterprises, Inc. Mr. Davis also serves as a director of Natural Alternatives, Inc. and American Funds Insurance Series.

*Robert C. Davis, age 61, has been a director of our company since May 2005. Mr. Davis has been the Chief Executive Officer of Optimus EMR, Inc. since 2000. Prior to that, he served as Chief Executive Officer and Chairman of the Board of Amcare, Inc. and as a director of Roger Cleveland Golf Company, Inc. Mr. Davis holds both a Master of Business Administration degree in Finance and a Bachelor of Science degree in Accounting from the University of Southern California.

Joseph E. McAdams, age 37, has been a director and Executive Vice President of our company since June 2002 and Chief Investment Officer of our company since January 2003. Mr. McAdams joined our company as a Vice President in June 1998. Mr. McAdams has also served as a director of Belvedere Trust and a manager of BT Management since their formation. Mr. McAdams joined PIA in 1998 and holds the position of Vice President. Mr. McAdams serves as Fixed Income Portfolio Manager of PIA with a specialty in mortgage-backed securities and is also responsible for PIA’s fixed income trading. Prior to joining PIA, from 1993 to 1998, Mr. McAdams was employed by Donaldson, Lufkin & Jenrette Securities Corp. as a mortgage-backed security trader and analyst. Mr. McAdams holds a Master of Arts degree in Economics from the University of Chicago and a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania. Mr. McAdams is also a Chartered Financial Analyst charterholder.

*	Member or nominee to be member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Joe E. Davis and Mr. Robert C. Davis are not related.

Vote Required

The directors receiving the most votes at a meeting at which a quorum is present will be elected.

The board recommends that you vote FOR the election of each of the nominees listed above. Proxies received will be so voted unless stockholders specify otherwise in the proxy.

Corporate Governance

The board believes we have observed sound corporate governance practices in the past. Nevertheless, during the past three years, and particularly following enactment of the Sarbanes-Oxley Act of 2002, we, like many public companies, have addressed the changing environment by reviewing our policies and procedures and, where appropriate, adopting new practices. In connection with these corporate governance initiatives, and based on a review of our current practices, current and pending laws and regulations, evolving corporate practices and standards and other factors, we have further formalized our principles of corporate governance by taking the following actions during the past three years:

•	adopted and further amended a revised written charter for our Audit Committee pursuant to the revised rules of the NYSE;

•	upon the merger with our external manager in 2002, formed a Compensation Committee and adopted a written charter for such committee;

•	formed a Nominating and Corporate Governance Committee and adopted a written charter for such committee pursuant to the rules of the NYSE;

•	adopted a corporate Code of Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	adopted Corporate Governance Guidelines pursuant to the rules of the NYSE that govern, among other things, board member qualifications, responsibilities, compensation, management succession, as well as board self-evaluation; and

•	nominated four of six directors for election who qualify as “independent” as defined in the rules of the NYSE.

Independence of Nominees for Director

The board has determined that all of the nominees standing for election at the annual meeting of stockholders, other than Lloyd McAdams and Joseph E. McAdams, our Chairman, Chief Executive Officer & President and Chief Investment Officer & Executive Vice President, respectively, are independent of our company in that such nominees have no material relationship with us either directly or as a partner, stockholder or affiliate of an organization that has a relationship with our company. The board has made this determination based on the following:

•	other than Lloyd McAdams and Joseph E. McAdams, no nominee for director is a current or former officer or employee of our company or our subsidiaries or affiliates, who served in that capacity within the last three years;

•	other than Lloyd McAdams and Joseph E. McAdams, no nominee for director has any current or prior material relationships with our company aside from his directorship that could affect his judgment;

•	other than Lloyd McAdams and Joseph E. McAdams, no nominee for director has an immediate family member who is an officer of our company or our subsidiaries or has any current or past material relationship with us;

•	other than Lloyd McAdams and Joseph E. McAdams, no nominee for director has worked for, consulted with, been retained by, or received anything of substantial value from us aside from his compensation as a director;

•	no nominee for director is, or was within the past five years, employed by the independent registered certified public accounting firm for our company;

•	none of our executive officers serves on either the board of directors or the compensation committee of any corporation that employs either a nominee for director or a member of the immediate family of any nominee for director;

•	other than Lloyd McAdams and Joseph E. McAdams, no nominee for director is an executive officer of any entity which our company’s annual sales to or purchases from exceeded one percent of either entity’s annual revenues for the last fiscal year;

•	no nominee for director serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which we or our subsidiaries made charitable contributions or payments in fiscal 2005 in excess of one percent of the organization’s charitable receipts or our charitable donations; and

•	no nominee for director works for, consults with, or is retained by another publicly traded company on whose board of directors our Chief Executive Officer or other senior management serves.

Presiding Director

Our independent directors appoint a presiding director to strengthen the independence and the role of the independent directors. The duties of the presiding director are to:

•	preside at board meetings in the absence of the chairman of the board, or upon designation by a majority of directors.

•	preside at executive sessions or other meetings of the independent directors.

•	recommend the retention of consultants, legal, financial or other professional advisors who are to report directly to the board.

•	consult with the chairman of the board as to agenda items for board and committee meetings.

•	coordinate with committee chairs in the development and recommendations relative to board and committee meeting schedules.

The independent directors have decided to rotate the position of presiding director among the independent directors. As such, each calendar quarter, a different independent director fulfills the role of presiding director at each meeting of the board.

Board Committees

The board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Other committees may be established by the board from time to time. The following is a description of each of the committees and their composition.

Audit Committee. Our Audit Committee consists of four directors: Messrs. Joe Davis (chairman), Black, Ault, and Robert Davis, each of whom qualifies as “independent” under the rules of the New York Stork Exchange. The board has determined that:

•	Mr. Black qualifies as an “audit committee financial expert,” as defined by the SEC, and

•	all members of the Audit Committee are “financially literate,” within the meaning of NYSE rules, and “independent,” under the strict audit committee independence standards of the SEC.

Our Audit Committee operates pursuant to a written charter adopted by the board. Among other things, the Audit Committee Charter calls upon the Audit Committee to:

•	review the financial information that will be provided to the stockholders and others;

•	review the adequacy of systems of internal controls that management and the board have established;

•	review our audit and financial reporting process, and

•	maintain free and open lines of communication among the committee, our independent registered certified public accounting firm and management.

It is not the duty of the Audit Committee to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. Our Audit Committee does, however, consult with management and our independent registered certified public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered certified public accounting firm and approving professional services provided by the independent registered certified public accounting firm.

The Audit Committee held four meetings during 2005.

Compensation Committee. Our Compensation Committee consists of four members: Messrs. Black (chairman), Joe Davis, Ault and Robert Davis. The board has determined that all of the Compensation Committee members qualify as:

•	“independent directors” under the NYSE independence standards;

•	“non-employee directors” under the Exchange Act Rule 16b-3; and

•	“outside directors” under Internal Revenue Code section 162(m).

Our Compensation Committee has been delegated the authority by the board to administer our equity incentive plans, to determine the Chief Executive Officer’s salary and bonus, if any, and to make salary and bonus recommendations to the board regarding all other employees. Our Compensation Committee operates pursuant to a written charter adopted by the board. Among other things, the charter calls upon the Compensation Committee to:

•	determine our compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, annual salaries and bonuses and restricted stock and other incentive compensation arrangements;

•	administer our 2002 Incentive Compensation Plan;

•	administer our 2004 Equity Compensation Plan; and

•	review bonus and stock and incentive compensation arrangements for our other employees.

The Compensation Committee held four meetings during 2005.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of four members: Messrs. Ault (chairman), Black, Joe Davis and Robert Davis. Our Nominating and Corporate Governance Committee establishes and implements our corporate governance practices and nominates individuals for election to the board. The committee is composed entirely of independent directors as required by NYSE rules.

Our Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the board. Among other things, the charter calls upon the Nominating and Corporate Governance Committee to:

•	develop criteria for selecting new directors and to identify individuals qualified to become board members and members of the various committees of the board;

•	select, or to recommend that the board select, the director nominees for the each annual meeting of stockholders and the committee nominees; and

•	develop and recommend to the board a set of corporate governance principles applicable to the corporation.

The Nominating and Corporate Governance Committee held two meetings during 2005.

Additional Governance Matters

Code of Conduct. The board has established a corporate Code of Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Conduct.

Waivers to the Code of Conduct may be granted only by our Nominating and Corporate Governance Committee. In the event that the committee grants any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on the corporate governance section of our website at www.anworth.com. The information on that website is not a part of this proxy statement.

Public Availability of Corporate Governance Documents. Our key corporate governance documents, including our Code of Conduct and the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are:

•	available on our corporate website;

•	available in print to any stockholder who requests them from our corporate secretary; and

•	filed as exhibits to our securities filings with the SEC.

Director Compensation

Our independent directors receive an annual fee of $50,000, payable quarterly, for service on the board, plus meeting fees of $2,000 for each formally called board meeting and $1,000 for each formally called committee meeting that the independent directors attend at which a quorum is present. We reimburse all of our directors for the expenses they incur in connection with attending board and committee meetings.

Each independent member of the board who is first elected or appointed as a board member at any time on or after the effective date of the 2004 Equity Compensation Plan is automatically awarded a restricted stock grant of 2,000 shares of common stock upon the date such person is initially appointed to the board. In addition, on the first business day in July in each calendar year following the effective date of the 2004 Equity Compensation Plan, each independent board member then in office is automatically awarded a restricted stock grant of 2,000 shares of common stock, provided such individual has served as an independent board member for at least six months. Each initial and annual equity award automatically granted to a independent board member vests one year after the date of grant. We may also make additional grants of equity awards to our independent board members from time to time.

Director Attendance

During 2005, the board held six meetings. Each director attended more than 90% of the aggregate of the meetings of the board and the meetings of each committee of which that director is a member.

Executive Sessions of the Board

Our independent directors meet regularly in executive session without management, as required by our corporate governance guidelines, to review the performance of management and our company and any related matters. Generally, executive sessions are held in conjunction with regularly scheduled meetings of the board. We expect the board to have a least four executive sessions each year.

Stockholder Meeting Attendance

As a general matter, all of our directors are encouraged to attend our Annual Meetings of Stockholders. All of our directors attended the 2005 Annual Stockholders Meeting.

Compensation Committee Interlocks and Insider Participation

No officer or employee participated in deliberations of the board concerning executive officer compensation. None of our executive officers has served on the board or on the compensation committee of any other entity which had officers who served on the board or our Compensation Committee.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

All of our officers serve at the discretion of the board. The persons listed below are our executive officers:

Name	Age	Positions with our Company
Lloyd McAdams	60	Chairman of the Board, President and Chief Executive Officer
Thad M. Brown	56	Chief Financial Officer, Treasurer and Secretary
Joseph E. McAdams	37	Chief Investment Officer, Executive Vice President and Director
Heather U. Baines	64	Executive Vice President
Charles J. Siegel	56	Senior Vice President—Finance and Assistant Secretary
Evangelos Karagiannis	44	Vice President and Portfolio Manager
Bistra Pashamova	35	Vice President and Portfolio Manager
Claus H. Lund	55	Chief Executive Officer, Belvedere Trust Mortgage Corporation
Russell J. Thompson	48	Chief Financial Officer, Belvedere Trust Mortgage Corporation

Biographical information regarding each executive officer other than Lloyd McAdams and Joseph E. McAdams is set forth below. Lloyd McAdams’ and Joseph E. McAdams’ biographical information is set forth above under “Election of Directors.”

Thad M. Brown has been the Chief Financial Officer, Treasurer and Secretary of our company since June 2002. Mr. Brown has also been a manager and Chief Financial Officer of BT Management since its formation. Mr. Brown has also been the Chief Operating and Compliance Officer, Secretary and Treasurer of PIA since April 2002. From 1999 to 2002, Mr. Brown was President and Chief Executive Officer of Wealthpoint, a financial consulting and investment advisory firm. From 1987 until 1999, Mr. Brown associated with Provident Investment Counsel, eventually becoming its Chief Operating Officer and Senior Vice President. Mr. Brown began his career with Touche Ross & Co. Mr. Brown graduated magna cum laude from Metropolitan State College, holds a master’s degree in tax law from the University of Denver, is a Certified Public Accountant, and received the Personal Financial Specialist designation from the American Institute of Certified Public Accountants and the Certified Financial Planner designation from the CFP board.

Heather U. Baines has been an Executive Vice President of our company since its formation. Ms. Baines served as an Executive Vice President of our management company from its formation until its merger with our company. Since 1987, Ms. Baines has held the position of President and Chief Executive Officer of PIA. From 1978 to 1987, Ms. Baines was employed by Security Pacific Investment Managers, Inc., ultimately holding the position of Senior Vice President and Director. Ms. Baines holds a bachelors degree from Antioch College.

Charles J. Siegel joined our company in October 2004 and has served as Senior Vice President—Finance, since January 2005 and as Assistant Secretary since May, 2005. From February 2003 to September 2004, Mr. Siegel was affiliated with Borrowers Best Mortgage Company, L.P., a mortgage originator, initially as a consultant and then as its Chief Financial Officer. From October 2001 to February 2003, Mr. Siegel served as the Chief Financial Officer of Instafi.com, a mortgage originator. From 2000 to October 2001, Mr. Siegel was an independent consultant and also worked as a financial planner. From December 1999 until August 2000, Mr. Siegel served as a consultant to PacificAmerica Money Center, where he had served as Chief Financial Officer from 1993 until October 1999. PacificAmerica Money Center filed for bankruptcy protection in November 1999. Mr. Siegel began his career with KPMG, LLP. Mr. Siegel holds a Bachelor of Science degree from Syracuse University and is a Certified Public Accountant.

Evangelos Karagiannis has been a Vice President and Portfolio Manager of our company since its formation. Mr. Karagiannis served as a Vice President of our management company from its formation until its merger with our company. Mr. Karagiannis joined PIA in 1992 and holds the position of Vice President. Mr. Karagiannis serves as Fixed Income Portfolio Manager with a specialty in mortgage-backed securities and is also responsible for PIA’s quantitative research. Mr. Karagiannis has been the author, and co-author with Mr. McAdams, of articles on fixed income portfolio management and for PIA’s internal research. Mr. Karagiannis holds a Doctor of Philosophy degree in physics from the University of California at Los

Angeles, or UCLA, and, prior to joining PIA, was a postdoctoral fellow at UCLA, where he was a Fulbright Scholar. Mr. Karagiannis is also a Chartered Financial Analyst charterholder.

Bistra Pashamova has been a Vice President of our company since October 2002 and a Portfolio Manager since she joined our company in June 2002. Ms. Pashamova joined PIA in 1997 and holds the position of Vice President. Ms. Pashamova serves as Fixed Income Portfolio Manager with a specialty in mortgage-backed securities. Ms. Pashamova has over seven years of investment experience, having started her career at PIA as an investment analyst. Ms. Pashamova holds a master’s degree in economics from the University of Southern California and a Bachelor’s degree in Economics and International Studies from Denison University. Ms. Pashamova is also a Chartered Financial Analyst charterholder.

Claus H. Lund has been the Chief Executive Officer and a director of Belvedere Trust and a manager and the President of BT Management since their formation. Mr. Lund was previously the Executive Vice President of Mortgage Asset Management at Bank of America from September 1992 to November 1998 and Chief Administrative Officer and Senior Vice President of Business Process Outsourcing at Providian Financial from May 1999 to June 2001. Mr. Lund holds a Master of Business Administration degree from UCLA and a Master of Arts from Stanford University for Germanic Studies. Mr. Lund had served as a director of E-LOAN, Inc. until October 31, 2005 when E-LOAN was acquired by Banco Popular.

Russell J. Thompson has been the Chief Financial Officer of Belvedere Trust and a manager and Executive Vice President of BT Management since their formation. Mr. Thompson was previously a Vice President and the Manager of Mortgage Capital Markets for a portion of his engagement at Bank of America from October 1994 to September 1999 and Senior Vice President for a portion of his engagement at Providian Financial from September 1999 to November 2003. Mr. Thompson holds a Master of Business Administration from UCLA and a Bachelor of Science in Business from the University of Southern California.

Executive Compensation and Related Matters

The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and each of our four other most highly compensated executive officers whose aggregate salary and bonus for the 2005 Fiscal Year were in excess of $100,000 for services rendered in all capacities to us and our subsidiaries for the fiscal years ended December 31, 2005, 2004 and 2003 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Restricted Stock Awards ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)
Lloyd McAdams Chairman, Chief Executive Officer and President	2005 2004 2003	640,000 455,198 252,474	331,054 1,245,099 1,807,334	(2) (2) (2)	200,002 — —	— 90,000 99,500	14,858 73,333 22,182	(3) (3) (3)

Thad M. Brown Chief Financial Officer, Treasurer and Secretary	2005 2004 2003	150,000 150,000 147,129	100,000 100,000 100,000		150,000 — —	— 30,000 38,700	— — —

Joseph E. McAdams Chief Investment Officer, Executive Vice President and Director	2005 2004 2003	415,000 338,531 252,474	258,592 972,564 1,414,670	(2) (2)	200,002 — —	— 75,000 82,900	— 20,000 —	(4)

Charles J. Siegel Senior Vice President-Finance	2005 2004 2003	135,000 25,000 —	85,000 — —		150,000 — —	5,000 — —	— — —
Bistra Pashamova Vice President	2005 2004 2003	105,000 105,000 105,000	71,042 267,189 348,429	(2) (2) (2)	150,000 — —	— 30,000 33,100	— — —

(1)	Represents restricted stock grants which vest in equal, annual installments over ten years, or fully vest upon reaching age 65, or fully vest upon death. Dividends are paid on restricted stock.

(2)	Includes amounts earned under our 2002 Incentive Compensation Plan.

(3)	Represents $14,858, $23,333 and $22,182 in interest on deferred compensation during 2005, 2004 and 2003, respectively and $50,000 in compensation earned during 2004 but paid by BT Management in 2005.

(4)	Represents $20,000 in compensation earned during 2004 but paid by BT Management in 2005.

Restricted Stock Granted in 2005

The following table sets forth information regarding restricted stock granted to our Named Executive Officers during 2005:

RESTRICTED STOCK GRANTED IN LAST FISCAL YEAR

	Individual Grants
Name	Shares of Restricted Stock Granted (#)(2)	Percent of Total Restricted Stock Granted to Employees in Fiscal Year(3)	Base Price ($/Sh)	Date Fully Vested	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Restricted Stock Term(1)
					5%($)	10%($)
Lloyd McAdams	25,907	12.41%	7.72	06/13/10	325,782	518,754
Thad M. Brown	19,430	9.31%	7.72	03/10/15	244,334	389,060
Joseph E. McAdams	25,907	12.41%	7.72	10/27/15	325,782	518,754
Bistra Pashamova	19,430	9.31%	7.72	10/27/15	244,334	389,060
Charles J. Siegel	19,430	9.31%	7.72	03/15/15	244,334	389,060

(1)	The amounts under the columns labeled “5%” and “10%” are included pursuant to certain rules promulgated by the SEC and are not intended to forecast future appreciation, if any, in the price of our common stock. The amounts are calculated by using the closing market price of a share of common stock on the grant date as reported by the New York Stock Exchange and assuming annual compounded stock appreciation rates of 5% and 10% over the full term of the restricted stock grant. The reported amounts are based on the assumption that the named persons hold the restricted stock granted for the full ten years. The actual value of the restricted stock will vary in accordance with the market price of our common stock.

(2)	Restricted stock was granted on October 27, 2005 and vests after the date of the grant over a ten-year period, or upon death of the grantee, or upon the grantee reaching age 65.

(3)	Based on an aggregate of 208,780 shares of restricted common stock granted to our employees and directors during the year ended December 31, 2005.

2005 Year-End Option Values

The following table provides information with respect to our Named Executive Officers concerning the exercise of options during 2005 and unexercised options held by them at the end of the year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END VALUES

Name	Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at 2005 Year-End(#)(2)		Value of Unexercised in-the-Money Options at 2005 Year-End($)(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Lloyd McAdams	—	—	359,036	—	—	—
Thad M. Brown	—	—	68,700	—	—	—
Joseph E. McAdams	—	—	286,900	—	—	—
Charles J. Siegel	—	—	5,000	—	—	—
Bistra Pashamova	—	—	93,100	—	—	—

(1)	Based upon the market price of the purchased shares on the exercise date less the exercise price paid for those shares.

(2)	Includes 15,292 shares issuable upon the exercise of options pursuant to accrued dividend equivalent rights, or DERs, granted in conjunction with such options, of which 7,131 are held by Lloyd McAdams and 8,161 are held by Heather U. Baines. During 2001, all DERs were truncated and ceased to accrue.

(3)	Determined on the basis of the closing sales price per share of our common stock on the NYSE on December 31, 2005 ($7.30 per share), less the option exercise price payable per share.

Long-Term Incentive Plans and Other Matters

On June 13, 2002, upon the closing of the merger with our external manager, we adopted our 2002 Incentive Compensation Plan. Under the incentive compensation plan, eligible employees who are granted awards under the plan have the opportunity to earn incentive compensation for each fiscal quarter. The total aggregate amount of compensation that may be earned by all employees equals a percentage of net income, before incentive compensation, in excess of the amount that would produce an annualized return on average net worth equal to the ten-year U.S. Treasury Rate plus 1% (the “Threshold Return”). In any fiscal quarter in which our net income is an amount less than the amount necessary to earn the Threshold Return, we will calculate negative incentive compensation for that fiscal quarter which will be carried forward and offset against future incentive compensation due under the plan, but only with respect to those participants who were participants during the fiscal quarter(s) in which negative incentive compensation was generated.

The percentage of net income in excess of the Threshold Return earned under the plan by all employees is calculated based on our quarterly average net worth, as defined in the incentive compensation plan. The percentage rate used in this calculation is based on a blended average of the following tiered percentage rates: 25% for the first $50 million of average net worth; 15% for the average net worth between $50 million and $100 million; 10% for the average net worth between $100 million and $200 million; 5% for the average net worth in excess of $200 million. The incentive compensation plan requires that we pay all amounts earned thereunder each year (subject to offset for accrued negative incentive compensation), and we will be required to pay a percentage of such amounts to certain of our executives pursuant to the terms of their employment agreements.

On January 15, 2003, we adopted the Anworth Mortgage Asset Corporation Deferred Compensation Plan, or the Deferred Compensation Plan. We amended the plan effective January 1, 2005 to comply with Section 409A of the Code enacted as part of the American Jobs Creation Act of 2004. The Deferred Compensation Plan permits our eligible officers to defer the payment of all or a portion of their cash compensation that otherwise would be in excess of the $1,000,000 annual limitation on deductible compensation imposed by Section 162(m) of the Code (based on the officers’ compensation and benefit elections made prior to January 1 of the calendar year in which the compensation will be deferred). Under this limitation, compensation paid to our Chief Executive Officer and our four other highest paid officers is not deductible by us for income tax purposes to the extent the amount paid to any such officer exceeds $1,000,000 in any calendar year, unless such compensation qualifies as performance-based compensation under Section 162(m). The board designates the eligible officers who may participate in the Deferred Compensation Plan from among the group consisting of our Chief Executive Officer and our other four highest paid officers. To date, the board has designated Lloyd McAdams, our Chairman, President and Chief Executive Officer, and Joseph E. McAdams, our Chief Investment Officer and Executive Vice President, as the only officers who may participate in the Deferred Compensation Plan. Each eligible officer becomes a participant in the Deferred Compensation Plan by making a written election to defer the payment of cash compensation. With certain limited exceptions, the election must be filed with us before January 1 of the calendar year in which the compensation will be deferred. The election is effective for the entire calendar year and may not be terminated or modified for that calendar year. If a participant wishes to defer compensation in a subsequent calendar year, a new deferral election must be made before January 1 of that subsequent year.

We also maintain our 2004 Equity Compensation Plan, which authorizes the grant of options and other stock-based awards to eligible persons. Our 2004 Equity Compensation Plan authorizes the board, or a committee of the board, to grant incentive stock options as defined under section 422 of the Internal Revenue Code of 1986, as amended, options not so qualified, restricted stock, phantom stock, dividend equivalent rights and stock appreciation rights. The exercise price for any incentive stock option granted under the 2004 Equity Compensation Plan may not be less than 100% of the fair market value of the shares of common stock on the date the option is granted. For non-qualified options, however, the exercise may be less than 100% of the fair market value of the shares of common stock on the grant date. The maximum number of shares with respect to which any options may be granted in any one calendar year to any grantee shall not exceed 250,000, and the maximum number of shares that may underlie grants, other than grants of options, in any one calendar year to any grantee shall not exceed 250,000.

As of March 31, 2006, an aggregate of 3.5 million shares of our common stock had been reserved under our 2004 Equity Compensation Plan through any combination of stock options or other awards. As of March 31, 2006, 1,426,024 shares remained available for future issuance under our 2004 Equity Compensation Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to our common stock issuable under our equity compensation plans:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,385,670	$12.045	1,426,024
Equity compensation plans not approved by security holders(2)	N/A	N/A	N/A

Total	1,385,670	$12.045	1,426,024

(1)	The Anworth 2004 Equity Compensation Plan allows for the granting of stock options and other awards to eligible individuals, which generally includes directors, officers, employees and consultants. The plan does not segregate the number of securities remaining available for future issuance among stock options and other awards. The 3,500,00 shares authorized for future issuance represents the total number of shares available through any combination of stock options or other awards.

(2)	We have not authorized the issuance of our equity securities under any plan not approved by security holders.

Employment Agreements

Upon the closing in June 2002 of the merger with our external manager, Anworth Mortgage Advisory Corporation, we assumed the existing employment agreements of Lloyd McAdams, Joseph E. McAdams and Heather U. Baines. These agreements have been modified by addenda entered into between us and each of the executives as described below. Pursuant to the terms of the employment agreements, Lloyd McAdams serves as our President, Chairman and Chief Executive Officer, Joseph E. McAdams serves as our Executive Vice President and Heather U. Baines serves as Executive Vice President. Lloyd McAdams receives a $600,000 annual base salary, Joseph E. McAdams receives a $400,000 base salary and Heather U. Baines receives a $50,000 annual base salary.

These employment agreements, as modified by the addenda, also have the following provisions:

•	the three executives are entitled to participate in the 2002 Incentive Compensation Plan and each of these individuals are provided a minimum percentage of the amounts earned under such plan. Lloyd McAdams is entitled to 45% of all amounts paid under the plan; Joseph E. McAdams is entitled to 25% of all amounts paid under the plan, and Heather U. Baines is entitled to 5% of all amounts paid under the plan. The three executives may be paid up to 50% of their respective incentive compensation earned under such plan in the form of common stock;

•	the 2002 Incentive Compensation Plan may not be amended without the consent of the three executives;

•	in the event of a registered public offering of our shares, the three executives are entitled to piggyback registration rights in connection with such offering;

•	in the event any of the three executives is terminated without “cause” or if they terminate for “good reason”, or in the case of Lloyd McAdams or Joseph E. McAdams, their employment agreements are not renewed, then the executives would be entitled to: (1) all base salary due under the contracts, (2) all discretionary bonus due under the contracts, (3) a lump sum payment of an amount equal to three years of the executive’s then-current base salary, (4) payment of COBRA medical coverage for eighteen months, (5) immediate vesting of all pension benefits, (6) all incentive compensation to which the executives would have been entitled to under the contract prorated through the termination date, and (7) all expense reimbursements and benefits due and owing the executives through the termination. In addition, under these circumstances Lloyd McAdams and Joseph E. McAdams would each be entitled to a lump sum payment equal to 150% of the greater of (i) the highest amount paid or payable to all employees under the 2002 Incentive Compensation Plan during any one of the three fiscal years prior to their termination, and (ii) the highest amount paid, or that would be payable, under the plan during any of the three fiscal years following their termination. Ms. Baines would also be entitled to a lump sum payment equal to all incentive compensation that Ms. Baines would have been entitled to under the plan during the three year period following her termination;

•	the three executives received restricted stock grants of 20,000 shares each, which grants vest in equal, annual installments over ten years following the effective date of the merger; and

•	the three executives are each subject to a one-year non-competition provision following termination of their employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Anworth Mortgage Asset Corporation’s (the “Company”) executive compensation program is administered by the Compensation Committee of the board of directors. The Compensation Committee is responsible for approving the compensation package of each of the Company’s executive officers as well as administering the 2004 Equity Compensation Plan and the 2002 Incentive Compensation Plan. In making decisions regarding executive compensation, the Compensation Committee considers the input of management and other directors.

Management Incentives to Maximize Performance. The Compensation Committee’s primary objective in designing executive compensation policy is to provide the proper incentives to the Company’s management to maximize performance in order to serve the best interests of the stockholders. The Compensation Committee has sought to achieve this objective through the granting of restricted stock, stock options and awards under the 2004 Equity Compensation Plan, the award of compensation pursuant to the 2002 Incentive Compensation Plan and entering into employment agreements with certain executive officers.

In determining the total amount and mixture of the compensation package for each executive officer, the Compensation Committee subjectively considers individual performance, including past and expected contribution to the goals of each executive officer, overall performance, long-term needs and goals and such other factors as the Compensation Committee determines to be appropriate. Compensation may be in the form of cash, stock options or other awards or other forms of compensation determined appropriate by the Compensation Committee, subject to the rights of certain executives to be paid a minimum percentage of amounts earned pursuant to the 2002 Incentive Compensation Plan. In addition, pursuant to employment agreements with certain executive officers, annual base compensation for those officers equals the greater of a minimum dollar amount or a percentage of book value, with a maximum limit. This arrangement was established based upon the view that successful performance by the Company would result in the ability to raise additional capital.

The 2002 Incentive Compensation Plan is tied directly to the performance of the Company and is designed to incentivize key employees to maximize return on equity. The total aggregate amount of compensation that may be earned quarterly by all employees under the plan equals a percentage of taxable net income, before incentive compensation, in excess of the amount that would produce an annualized return on average net worth equal to the ten-year U.S. Treasury Rate plus 1%, or the threshold return. In any quarter in which taxable net income is an amount less than the amount necessary to earn the threshold return, the Company will calculate negative incentive compensation for that fiscal quarter which will be carried forward and will offset future incentive compensation earned under the incentive plan with respect to participants who were participants during the fiscal quarter(s) in which negative incentive compensation was generated.

Long-Term Management Performance. The Compensation Committee believes that the long-term commitment of the current management team is a crucial factor in future performance. To ensure the long-term commitment of the management team, the Company assumed and modified employment contracts with certain executive officers upon the merger with the external manager. These employment agreements are described in detail under the heading “Employment Agreements” above. Consistent with the foregoing, executive compensation policies have been structured to promote the long-term performance and commitment of management.

Long-term incentive compensation is realized through granting of stock options and other stock awards to executive officers. Stock options and other stock awards are granted to aid in the retention and to align the interests of executive officers with those of the stockholders. In addition, the Compensation Committee believes that the grant of an equity interest serves to link management interests with stockholder interests and to motivate executive officers to make long-term decisions that are in the best interests of the Company and its stockholders and also provides an incentive to maximize stockholder value.

Compensation of officers of BT Management. The compensation paid to by BT Management to its officers who are also officers of the Company is determined by the board of managers of BT Management, subject to the oversight of the Compensation Committee. The Compensation Committee reviews the amount of compensation received by the Company’s officers from BT Management, and approves the compensation received by the Company’s Chief Executive Officer from BT Management, to ensure that the compensation paid to the Company’s officers is appropriate.

Compensation of Chief Executive Officer. The total compensation for 2005 of Lloyd McAdams, the Company’s Chairman and Chief Executive Officer, was established pursuant to his employment agreement which was assumed and modified upon the merger with the external manager. Mr. McAdams’ compensation for 2005 was established using substantially the same criteria used to determine compensation levels for the other executive officers who are discussed in this report. The amounts paid to Mr. McAdams in the form of base salary and incentive compensation was determined by the Compensation Committee subject to a requirement in Mr. McAdams’ employment contract that he be paid at least 45% of amounts earned under the 2002 Incentive Compensation Plan. The Compensation Committee believes that the compensation arrangements with Mr. McAdams provide an incentive to Mr. McAdams to increase the long-term value of the Company to the stockholders.

Section 162(m) of the Internal Revenue Code. The Compensation Committee periodically reviews the potential implications of Section 162(m) of the tax code. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its named executive officers unless the compensation is performance-based within the meaning of Section 162(m). Although the Compensation Committee will consider various alternatives for preserving the deductibility of compensation payments, the committee reserves the right to award compensation to the executives that may not qualify under Section 162(m) as deductible compensation. Alternatively, at the election of the eligible executives, such compensation may be deferred pursuant to the Deferred Compensation Plan until future periods to mitigate the effects of Section 162(m).

Conclusion. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner for both the short and long-term.

Respectfully Submitted by the Compensation

Committee of the Board of Directors,

Charles H. Black

Joe E. Davis

Lee A. Ault, III

Robert C. Davis

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 13, 2006, the record date of the annual meeting, there were 45,367,271 shares of our common stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of that date by (i) each of our directors or director nominee, (ii) each of our executive officers, (iii) each person who is known to us to beneficially own more than 5% of our common stock and (iv) all of our directors, director nominees and executive officers as a group. The number of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and any shares which the individual has the right to acquire within 60 days of April 13, 2006 through the exercise of any stock option or other right. Unless otherwise noted, we believe that each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table:

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Officers
Lloyd McAdams(1)	1,039,605	2.29%
Thad M. Brown(2)	88,130	*
Joseph E. McAdams(3)	384,750	*
Heather U. Baines(4)	768,139	1.69%
Charles J. Siegel(5)	24,430
Evangelos Karagiannis(6)	84,530	*
Bistra Pashamova(7)	112,530	*
Claus H. Lund(8)	50,000	*
Russell J. Thompson(9)	50,000	*
Charles H. Black(10)	39,682	*
Joe E. Davis(11)	38,682	*
Lee A. Ault, III(12)	28,100	*
Robert C. Davis	2,000	*
All Directors, the Nominee and Officers as a Group (13 Persons)(13)	2,092,509	4.61%

5% Stockholders
Wasatch Advisors, Inc.(14)	3,630,369	8.00%
Barclays Global Investors, N.A.(15)	2,771,667	6.11%

*	Less than 1%

(1)	Includes (i) 584,369 shares held by Lloyd McAdams and Heather U. Baines as community property, (ii) 359,036 shares subject to stock options exercisable within 60 days of April 13, 2006 and (iii) 33,700 shares owned by the McAdams Family Foundation of which Lloyd McAdams is a director. Mr. McAdams shares voting and investment power over the shares held by the Foundation and disclaims any beneficial interest in the shares held by this entity.

(2)	Includes 68,700 shares subject to stock options exercisable within 60 days of April 13, 2006.

(3)	Includes 286,900 shares subject to stock options exercisable within 60 days of April 13, 2006. Includes 33,700 shares owned by the McAdams Family Foundation of which Joseph E. McAdams is a director. Mr. McAdams shares voting and investment power over the shares held by the Foundation and disclaims any beneficial interest in the shares held by this entity.

(4)	Includes (i) 584,369 shares held by Lloyd McAdams and Heather U. Baines as community property and (ii) 142,270 shares subject to stock options exercisable within 60 days of April 13, 2006.

(5)	Includes 5,000 shares subject to stock options exercisable within 60 days of April 13, 2006.

(6)	Includes 63,100 shares subject to stock options exercisable within 60 days of April 13, 2006.

(7)	Includes 93,100 shares subject to stock options exercisable within 60 days of April 13, 2006.

(8)	Includes 50,000 shares subject to stock options exercisable within 60 days of April 13, 2006.

(9)	Includes 50,000 shares subject to stock options exercisable within 60 days of April 13, 2006.

(10)	Includes 32,682 shares subject to stock options exercisable within 60 days of April 13, 2006.

(11)	Includes 32,682 shares subject to stock options exercisable within 60 days of April 13, 2006.

(12)	Includes 22,100 shares subject to stock options exercisable within 60 days of April 13, 2006.

(13)	Each of our directors and officers may be reached at 1299 Ocean Avenue, Suite 250, Santa Monica, California 90401, telephone (310) 255-4493.

(14)	Based on information provided by the NYSE.

(15)	Based on information provided by the NYSE.

TOTAL RETURN COMPARISON

The following graph presents a total return comparison of our common stock with the Standard & Poor’s 500 Index and the National Association of Real Estate Investment Trusts, Inc. Mortgage REIT Index.

TOTAL RETURN COMPARISON FROM DECEMBER 31, 2000

THROUGH DECEMBER 31, 2005

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Anworth Mortgage Asset Corporation	100	262	434	558	475	353
S&P Composite-500 Index	100	88	69	88	98	103
NAREIT Mortgage REIT Index	100	177	232	364	496	381

The total return reflects stock price appreciation, if any, and the value of dividends for our common stock and for each of the comparative indices. The graph assumes that $100 was invested on December 31, 2000 (or the first trading day thereafter) in our common stock, that $100 was invested in each of the indices on December 31, 2000 (or the first trading day thereafter) and that all dividends were reinvested. The total return performance shown in this graph is not necessarily indicative of and is not intended to suggest future total return performance. Measurement points are at the last trading day of the fiscal years represented above.

The preceding Stock Performance Graph, Audit Committee Report and Compensation Committee Report are not considered proxy solicitation materials and are not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate future filings made by us under those statutes, the Stock Performance Graph, Audit Committee Report and Compensation Committee Report shall not be incorporated by reference into any such prior filings or into any future filings made by us under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Pacific Income Advisers, Inc.

On June 13, 2002, we entered into a sublease with PIA, a company owned by a trust controlled by Lloyd McAdams, our President, Chairman and Chief Executive Officer, and Heather U. Baines, an Executive Vice President. Under the sublease, as amended on July 8, 2003, we lease, on a pass-through basis, approximately 5,500 square feet of office space from PIA and currently pay $48.12 per square foot in rent to PIA. The sublease runs through June 20, 2012 unless earlier terminated pursuant to the master lease. During 2005, we paid $261 thousand as office rental to PIA.

At December 31, 2005, the future minimum lease commitment is as follows:

Year	2006	2007	2008	2009	2010	Thereafter	Total Commitment
Commitment Amount	$268,611	$276,669	$284,965	$293,515	$302,332	$469,426	$1,895,518

On October 14, 2002, we entered into an administrative agreement with PIA. Under the administrative agreement, PIA provides administrative services and equipment to us in the nature of accounting, human resources, operational support and information technology, and we pay an annual fee of 7 basis points on the first $225 million of stockholder equity and 3.5 basis points thereafter (paid quarterly in advance) for those services. The administrative agreement is for an initial term of one year and will renew for successive one year terms thereafter unless either party gives notice of termination at least 90 days before the expiration of the then current annual term. We may also terminate the administrative agreement upon 30 days notice for any reason and immediately if there is a material breach by PIA. We paid fees of $277 thousand to PIA in 2005 in connection with this agreement.

Belvedere Trust Mortgage Corporation

On November 3, 2003, we formed our wholly-owned subsidiary, Belvedere Trust Mortgage Corporation, or Belvedere Trust, to own and securitize mortgage loans, with a focus on the high credit-quality jumbo adjustable-rate and hybrid first-lien single-family residential mortgage markets. Belvedere Trust acquires mortgage loans, securitizes a substantial amount of these mortgage loans and then retains a portion of those mortgage-backed securities, while selling the balance to third parties in the secondary market. The mortgage-backed securities it retains are purchased by one of our qualified REIT subsidiaries to maximize tax efficiency on the interest income on those securities. Belvedere Trust was formed as a qualified REIT subsidiary, but it structures securitizations through taxable REIT subsidiaries (which generally are taxed as C corporations subject to full corporate taxation), which in turn establish special purpose entities that issue securities through real estate mortgage investment conduit trusts. Since its formation, Belvedere Trust has become an increasingly important part of our overall operations and, at December 31, 2005, Belvedere Trust’s assets comprised 36% of our overall assets. As of December 31, 2005, we had made an investment of approximately $100 million in Belvedere Trust to capitalize its mortgage operations.

On November 3, 2003, we also formed BT Management Company, LLC, or BT Management, which is owned 50% by us, 27.5% by Claus H. Lund, the Chief Executive Officer of Belvedere Trust, 17.5% by Russell J. Thompson, the Chief Financial Officer of Belvedere Trust, and 5% by Lloyd McAdams, our Chairman and Chief Executive Officer. BT Management has entered into a management agreement with Belvedere Trust pursuant to which BT Management will manage the day-to-day operations of Belvedere Trust in exchange for an annual base management fee and a quarterly incentive fee. The annual base management fee is equal to 1.15% of the first $300 million of average historical equity (as defined in the management agreement), plus 0.85% of the portion above $300 million. The incentive fee for each fiscal quarter is equal to 20% of the amount of net income of Belvedere Trust, before incentive compensation, for such quarter in excess of the amount that would produce an annualized return on equity (calculated by multiplying the return on equity for such fiscal quarter by four) equal to the Ten-Year U.S. Treasury Rate for such fiscal quarter plus 1%.

The management agreement requires that Belvedere Trust pay all amounts earned thereunder each quarter (subject to offset for accrued negative incentive compensation). For the year ended December 31, 2005, Belvedere Trust paid BT Management incentive compensation of $792 thousand.

Certain of our executive officers serve as officers and directors of Belvedere Trust and officers and managers of BT Management. Our employees who are also employed by BT Management may receive compensation from BT Management in the form of salary, employee benefits and incentive compensation. The compensation of all BT Management employees is the responsibility of the BT Management board of managers. However, compensation paid by BT Management to our executive officers who also serve as officers, managers or employees of BT Management is subject to approval of the Compensation Committee.

BT Management has also entered into employment agreements with Messrs. Lund and Thompson whereby Mr. Lund serves as the President of BT Management and Mr. Thompson serves as Executive Vice President and Treasurer of BT Management. The employment agreements are for a term of three years and automatically renew for one-year terms unless written notice is provided by either party ninety days prior to the end of the current term.

Indemnification Agreements

In addition to the indemnification provisions contained in our articles of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify each such director or officer to the fullest extent permitted by Maryland law against expenses (including attorneys’ fees), judgments, fines and settlements incurred by such individual in connection with any action, suit or proceeding by reason of such individual’s status or service as a director or officer (other than liabilities with respect to which such individual receives payment from another source, arising in connection with certain final legal judgments, arising from knowing fraud, deliberate dishonesty, willful misconduct, in connection with assertions by such individuals not made in good faith or which are frivolous or which we are prohibited by applicable law from paying) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

Family Relationships

Lloyd McAdams and Heather U. Baines are husband and wife and Lloyd McAdams and Joseph E. McAdams are father and son.

AUDIT COMMITTEE

Audit Committee Report

The following is the report of the Audit Committee of Anworth Mortgage Asset Corporation (the “Company”) with respect to the Company’s audited financial statements for 2005, which include the consolidated balance sheets as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2005, and the notes thereto.

Composition. The Audit Committee of the board of directors (the “board”) is comprised of four directors and operates under a written charter adopted by the board. All members of the Audit Committee are financially literate and are “independent,” as defined in Rule 10A-3 under the Exchange Act and the rules of the NYSE.

Responsibilities. The responsibilities of the Audit Committee include recommending to the board an accounting firm to be engaged as the independent registered certified public accounting firm. Management has primary responsibility for the internal controls and financial reporting process. The independent registered certified public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes and the activities of the internal audit department.

Review with Management and Independent Registered Certified Public Accounting Firm. The Audit Committee has reviewed the consolidated audited financial statements and met separately, and held discussions with, management and BDO Seidman, LLP, the independent registered certified public accounting firm. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with BDO Seidman, LLP matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The independent registered certified public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered certified public accounting firm, BDO Seidman, LLP, the firm’s independence.

Conclusion. Based upon the Audit Committee’s discussions with management and the independent registered certified public accounting firm, the Audit Committee’s review of the representations of management and the report of the independent registered certified public accounting firm to the Audit Committee, the Audit Committee recommended that the board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC.

Reappointment of Independent Registered Certified Public Accounting Firm. In March 2006, the Audit Committee recommended to the board the reappointment of BDO Seidman, LLP as the independent registered certified public accounting firm for the fiscal year ending December 31, 2006.

Respectfully submitted by the Audit

Committee of the Board of Directors,

Joe E. Davis

Lee A. Ault, III

Charles H. Black

Robert C. Davis

Audit and Related Fees

The following table presents fees for professional audit services rendered by BDO Seidman, LLP for the audit of our company’s annual financial statements for the years ended December 31, 2005 and December 31, 2004, and fees billed for other services rendered by BDO Seidman, LLP during 2004 and 2005:

	2005		2004
Audit fees	$425,125		$375,000
Audit-related fees	218,348	(1)	137,000
Tax fees	37,450		40,000
Other fees	—		—

Total:	$680,923		$552,000

(1)	Related to services rendered by BDO Seidman, LLP in connection with the filing of a Registration Statement on Form S-11 by our wholly-owned subsidiary, Belvedere Trust.

Preapproval Policies and Procedures

Consistent with SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered certified public accounting firm. In recognition of this responsibility, the Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered certified public accounting firm. At the beginning of the fiscal year, the Audit Committee pre-approves the engagement of the independent registered certified public accounting firm to provide audit services based on fee estimates. The Audit Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Audit Committee receives a report at each meeting on the status of services provided or to be provided by the independent registered certified public accounting firm and the related fees.

PROPOSAL NO. 2:

RATIFICATION OF BDO SEIDMAN, LLP

AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

BDO Seidman, LLP was recommended by the Audit Committee of the board to act in such capacity for the fiscal year ending December 31, 2006, subject to ratification by the stockholders.

We have been advised by BDO Seidman, LLP that the firm has no relationship with our company or its subsidiaries or affiliates other than that arising from the firm’s engagement as auditors, tax advisors and consultants. If the selection of BDO Seidman, LLP is not ratified by the affirmative vote of at least a majority of the shares casting votes on the matter at the meeting, or if prior to the annual meeting, BDO Seidman, LLP should decline to act or otherwise become incapable of acting, or if its employment should be otherwise discontinued by the board, then in any such case the board will appoint another independent registered certified public accounting firm whose employment for any period subsequent to the 2006 annual meeting will be subject to ratification by the stockholders at the 2006 annual meeting.

A representative of BDO Seidman, LLP will be present in person at the annual meeting to make a statement if he or she desires, and to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of all votes cast on the matter at a meeting at which a quorum is present is necessary to ratify the appointment of BDO Seidman, LLP as our independent registered certified public accounting firm.

The board recommends that you vote FOR the ratification of BDO Seidman, LLP as independent registered certified public accounting firm for the fiscal year ending December 31, 2006. Proxies received will be so voted unless stockholders specify otherwise in the proxy.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors, officers and persons holding more than 10% of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the SEC. Such persons are also required to furnish us copies of the forms so filed. Based solely upon a review of copies of such forms filed with us, we believe that during 2005, our officers and directors complied with the Section 16(a) filing requirements on a timely basis.

Expenses of Proxy Solicitation

Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies, and we will reimburse such brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock. Our directors, officers and employees may solicit proxies by telephone or in person (but will receive no additional compensation for such solicitation). We will bear the expense of this proxy solicitation.

Legal Proceedings

We have no material proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Annual Report

A copy of the annual report to stockholders of our company for the 2005 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

Stockholder Proposals for 2007 Annual Meeting

Proposals of stockholders for consideration at the 2007 annual meeting of stockholders must be received by us no later than the close of business on December 19, 2006 in order to be included in our proxy statement and proxy relating to that meeting. In addition, the proxy solicited by the board for the 2007 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting unless we receive notice of such proposal on or before February 27, 2007.

Procedures for Recommending Director Candidates

Stockholders of our company wishing to recommend director candidates to the Nominating and Corporate Governance Committee must submit their recommendations in writing to the committee, c/o the Secretary, Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, Suite 250, Santa Monica, California 90401.

The Nominating and Corporate Governance Committee will consider nominees recommended by our stockholders provided that the recommendation contains sufficient information for the Nominating and Corporate Governance Committee to assess the suitability of the candidate, including the candidate’s qualifications. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the committee receive.

When selecting directors, the board will review and consider many factors, including those specified in the corporate governance guidelines posted on our website. It considers recommendations from many sources, including members of the board, management and search firms. From time to time, we may hire search firms to help identify and facilitate the screening and interview process of director nominees. The Nominating and Corporate Governance Committee has full discretion in considering its nominations to the board.

Deadline and Procedures for Submitting Nominations to the Board

A stockholder wishing to nominate a candidate for election to the board at the next annual meeting is required to give written notice addressed to the Secretary, Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, Suite 250, Santa Monica, California 90401, of his or her intention to make such a nomination. The notice of nomination must be received by our corporate secretary at the address below no later than February 27, 2007.

The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in our bylaws. In addition, the notice of nomination must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NYSE Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred. A nomination which does not comply with the above requirements will not be considered.

Communications to the Board

All communications to the board, the board committees or any individual director, must be in writing and addressed to them c/o the Secretary, Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, Suite 250, Santa Monica, California 90401. Communications received in writing will be forwarded to the named recipient(s).

April 21, 2006

By Order of the Board of Directors

Thad M. Brown

Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

ANWORTH MORTGAGE ASSET CORPORATION

MAY 26, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible

ANWORTH MORTGAGE ASSET CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 26, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lloyd McAdams and Joseph E. McAdams, or either of them, each with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Stockholders of Anworth Mortgage Asset Corporation, to be held on Friday, May 26, 2006 at 10:00 a.m. Pacific Time, and at any adjournment or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated on the reverse side.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE 6 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

ANWORTH MORTGAGE ASSET CORPORATION AMERICAN STOCK TRANSFER AND TRUST COMPANY 6201 15TH AVENUE BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Anworth Mortgage Asset Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Anworth Mortgage Asset Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ANWMG1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANWORTH MORTGAGE ASSET CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE ELECTION OF DIRECTORS AND “FOR”

PROPOSAL 2.

Vote on Directors					For All	Withhold All	For All Except	INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below.
1.	To elect directors to hold office until the 2007 annual meeting of stockholders or until their successors are elected.
	NOMINEES:				☐	☐	☐
	1) Lloyd McAdams	4) Joe E. Davis
	2) Lee A. Ault	5) Robert C. Davis
	3) Charles H. Black	6) Joseph E. McAdams

Vote on Proposal								For	Against	Abstain
2.	To ratify the appointment of BDO Seidman, LLP as our independent accountants and auditors for the fiscal year ending December 31, 2006.							☐	☐	☐

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF (A) NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 26, 2006, (B) THE ACCOMPANYING PROXY STATEMENT AND (C) THE ANNUAL REPORT ON THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005.

Note:	Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date